EXHIBIT 4.7

                                VOTING AGREEMENT

                  VOTING AGREEMENT, dated as of September 30, 2003 (this "Agreement"), by the shareholders of Arotech Corporation, a Delaware corporation (f/k/a Electric Fuel Corporation, the "Company") listed on the signature pages hereto under the heading "Shareholders" (each, a "Shareholder" and collectively, the "Shareholders"), the Company and the investors listed on the signature pages hereto under the heading "Investors") (each, an "Investor" and collectively, the "Investors").

                  WHEREAS, the Investors and the Company have entered into a (i) Securities Purchase Agreement, dated as of the date hereof (the "Securities Purchase Agreement"), pursuant to which, among other things, the Company has agreed to issue and sell to the Investors and the Investors have agreed to purchase, an aggregate of up to $11 million of 8% secured convertible debentures of the Company (together with any debentures issued in replacement or exchange thereof in accordance with the terms thereof, the "Debentures"), which Debentures shall be convertible into shares of Common Stock, par value $0.01 per share, of the Company (the "Common Shares"), in accordance with the terms of the Debentures;

                  WHEREAS, as of the date hereof, the Shareholders own collectively 688,166 Common Shares, which represent in the aggregate approximately 1.7% of the total issued and outstanding capital stock of the Company; and

                  WHEREAS, as a condition to the willingness of the Investors to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the "Transaction"), the Investors have required that the Shareholders agree, and in order to induce the Investors to enter into the Securities Purchase Agreement, the Shareholders have agreed, to enter into this Agreement with respect to all the Common Shares now owned and which may hereafter be acquired by the Shareholders (the "Shares") and any other securities, if any, which the Shareholders are entitled to vote at any meeting of sharehoholders of the Company (the "Other Securities").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                            PROXY OF THE STOCKHOLDERS

                  SECTION 1.01. Voting Agreement. Each Shareholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by consent of the Company, each of the Shareholders shall vote the Shares and the Other Securities: (a) in favor of any matters relating to the Transaction, including, without limitation the matters described in Section 4.11 of the Securities Purchase Agreement; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under Section 4.11 of the Securities Purchase Agreement or which could result in any of the conditions to the Company's obligations under Section 4.11 of the Securities Purchase Agreement not being fulfilled. Each Shareholder acknowledges receipt and review of a copy of the Securities Purchase Agreement and the Debentures. The obligations of the Shareholders under this Section 1.01 shall terminate immediately following the occurrence and tabulation of votes at the shareholder meeting of the Company contemplated by Section 4.11 of the Securities Purchase Agreement.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                  Each Shareholder hereby represents and warrants, severally but not jointly, to the Investors as follows:

                  SECTION 2.01. Authority Relative to This Agreement. Each Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

                  SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by such Shareholder do not, and the performance of this Agreement by such Shareholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Shareholder or by which the Shares or the Other Securities owned by such Shareholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares or the Other Securities owned by such Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Shares or Other Securities owned by such Shareholder are bound or affected.

                  (b) The execution and delivery of this Agreement by such Shareholder do not, and the performance of this Agreement by such Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity.

                  SECTION 2.03. Title to the Shares. As of the date hereof, each Shareholder is the beneficial owner of the number of Common Shares set forth opposite such Shareholder's name on Appendix A hereto entitled to vote, without restriction, on all matters brought before holders of capital stock, which Shares represent on the date hereof the percentage of the outstanding Common Shares set forth on such Appendix. Such Shares are all the securities of the Company owned, either of record or beneficially, by such Shareholder. Such Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Shareholder's voting rights, charges and other encumbrances of any nature whatsoever. No Shareholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares or Other Securities owned by such Shareholder.

                                   ARTICLE III

                                    COVENANTS

                  SECTION 3.01. No Disposition or Encumbrance of Shares. Each Shareholder hereby covenants and agrees that, except as contemplated by this Agreement, such Shareholder has not, and shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on any Shareholder's voting rights, charge or other encumbrance of any nature whatsoever ("Encumbrance") with respect to the Shares or Other Securities, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, that such Shareholder may assign, sell or transfer any Shares or Other Securities provided that any such recipient of such Shares or Other Securities has delivered to the Company and each Investor a written agreement in a form reasonably satisfactory to the Investors that such recipient shall be bound by and the Shares and/or Other Securities so transferred, assigned or sold shall remain subject to this Agreement.

                  SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not (and each Shareholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto) recognize any Encumbrance or agreement on any of the Shares or Other Securities subject to this Agreement unless the provisions of Section 3.01 have been complied with. The Company agrees to use its best efforts to ensure that at any time in which any shareholder approval is required pursuant to Section 4.11 of the Securities Purchase Agreement, it will cause holders of Common Shares or Other Securities representing the percentage of outstanding capital stock required to vote in favor of the Transaction in order for the Company to comply with its obligations under Section 4.11 of the Securities Purchase Agreement to become party to and bound by the terms and conditions of this Agreement and the Common Shares of the Company and Other Securities held by such holders to be subject to the terms and conditions of this Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  SECTION 4.01. Further Assurances. Each Shareholder will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

                  SECTION 4.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Any Investor shall be entitled to its reasonable attorneys' fees in any action brought to enforce this Agreement in which it is the prevailing party.

                  SECTION 4.03. Entire Agreement. This Agreement constitutes the entire agreement between the Investors, the Shareholders and the Company (other than the Securities Purchase Agreement) with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Investors, the Shareholders and the Company with respect to the subject matter hereof.

                  SECTION 4.04. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 4.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                  SECTION 4.06. Governing Law. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth in this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and the Shareholders irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. Each of the Company and the Shareholders hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement.

                  IN WITNESS WHEREOF, each Shareholder and the Company has duly executed this Agreement.

                                                THE COMPANY:

                                                AEROTECH CORPORATION

                                                By:
                                                     ---------------------------
                                                      Name:
                                                      Title:
Dated:  September __, 2003

                                                SHAREHOLDERS:


Dated:  September __, 2003
                                                --------------------------------
                                                Robert S. Ehrlich

Agreed and Accepted
as of: September __, 2003

INVESTORS:

SMITHFIELD FIDUCIARY LLC


By:
   ---------------------------------------------------------------
       Name:
       Title:


OMICRON MASTER TRUST


By:
   ---------------------------------------------------------------
         Name:
         Title:


PORTSIDE GROWTH AND OPPORTUNITY FUND


By:
   ---------------------------------------------------------------
      Name:
      Title:

MAINFIELD ENTERPRISES INC.


By:
   ---------------------------------------------------------------
      Name:
      Title:

CRANSHIRE CAPITAL L.P.


By:
   ---------------------------------------------------------------
      Name:
      Title:

CLEVELAND OVERSEAS LTD.


By:
   ---------------------------------------------------------------
      Name:
      Title:

                                   APPENDIX A



                                                        Percentage of Shares
     Shareholder                   Shares               Outstanding
     -----------                   ------               -----------


     Robert S. Ehrlich             688,166              1.7%